Exhibit 10.27

FAIRCHILD SEMICONDUCTOR 2007 STOCK PLAN

(Amended as of May 7, 2014)

1. Purpose

The purpose of the Fairchild Semiconductor 2007 Stock Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, Nonemployee Directors and individual consultants and to provide the Company and its Subsidiaries and Affiliates with a stock plan providing incentives for future performance of services directly linked to the profitability of the Company’s businesses and increases in Company stockholder value. The Plan provides for the grant of Incentive and Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock and Deferred Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(b) “Affiliate” means a corporation or other entity controlled by, controlling or under common control with the Company.

(c) “Award” means an Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Deferred Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(d) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(e) “Award Cycle” means a period of consecutive fiscal years or portions thereof designated by the Administrator over which Deferred Stock Units are to be earned.

(f) “Board” means the board of directors of the Company.

(g) “Cause” means, unless otherwise provided by the Administrator in the terms and conditions of a particular Award, (i) “Cause” pursuant to any Individual Agreement to which the Participant is a party that is then in effect, or (ii) if there is no such Individual Agreement or if it does not define Cause, termination of the Participant’s employment by the Company or any of its Affiliates or Subsidiaries because of (A) the Participant’s commission or conviction of a felony under federal law or the law of the state in which such action occurred, (B) the Participant’s dishonesty in the course of fulfilling the Participant’s employment duties, (C) the Participant’s willful and deliberate failure to perform his or her employment duties in any material respect, or (D) in the case of a termination prior to a Change in Control, such other events as shall be determined by the Administrator. The Administrator shall, unless otherwise provided in an Individual Agreement with the Participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(h) “Change in Control” and “Change in Control Price” have the meanings set forth in Sections 12(b) and (c), respectively.

(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(j) “Company” means Fairchild Semiconductor International, Inc., a Delaware corporation.

(k) “Deferred Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which Shares or cash in lieu thereof may be issued in the future.

(l) “Disability” means, unless otherwise provided by the Administrator in the terms and conditions of a particular Award, a Participant being considered “disabled” as defined in Section 409A(a)(2)(C) of the Code.

(m) “Early Retirement” means the termination of a Participant’s employment or service, by the Participant or the Company, following which the Participant has no intention of engaging in, and does not in fact subsequently engage in, full-time employment, after attaining age 55, if the Participant’s elapsed years of continuous full-time employment or service with the Company or an Affiliate plus the Participant’s age equals 65 or more; provided that for any Nonemployee Director, it means the termination of the Nonemployee Director’s service with the Company or an Affiliate, after attaining age 55, if the Nonemployee Director’s elapsed years of continuous service with the Company or an Affiliate plus the Nonemployee Director’s age equals 65 or more.

(n) “Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Shares on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national securities exchange on which the Shares are listed or on NASDAQ, in any case, as reporting in such source as the Administrator shall select. If there is no regular public trading market for such Shares, the Fair Market Value of the Shares shall be determined by the Administrator in good faith and in compliance with Section 409A of the Code.

(o) “Good Reason” means a Termination of Employment for “Good Reason” pursuant to an Individual Agreement to which the Participant is a party that is then in effect. If a Participant does not have an Individual Agreement, or if it does not define Good Reason, no Termination of Employment for that Participant shall be considered to be for “Good Reason.”

(p) “Incentive Bonus” means a bonus opportunity awarded under Section 9 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(q) “Incentive Stock Option” means a stock option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(r) “Individual Agreement” means a written employment, consulting or similar agreement, including the Company’s Executive Severance Policy, between a Participant and the Company or one of its Subsidiaries or Affiliates.

(s) “Nonemployee Director” means each person who is, or is elected to be, a member of the Board and who is not an employee of the Company or any Subsidiary.

(t) “Nonqualified Stock Option” means a stock option that is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(u) “Normal Retirement” means retirement from active employment or service with the Company, a Subsidiary or Affiliate at or after age 65.

(v) “Option” means an Incentive Stock Option and/or a Nonqualified Stock Option granted pursuant to Section 6 of the Plan.

(w) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(x) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 13.

(y) “Plan” means Fairchild Semiconductor 2007 Stock Plan as set forth herein and as amended from time to time.

(z) “Prior Plan” means the Fairchild Semiconductor Stock Plan, as amended and restated as of May 3, 2006.

(aa) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(bb) “Retirement” means Normal Retirement or Early Retirement. For the avoidance of doubt, the definitions of Retirement herein are solely for the purposes of the Plan and for no other purpose, provided, however, that the definitions are incorporated by reference into the Company’s Executive Severance Plan.

(cc) “Restricted Stock” means Shares granted pursuant to Section 8 of the Plan.

(dd) “Share” means a share of the Company’s common stock, par value $.01, subject to adjustment as provided in Section 12(d).

(ee) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or Shares or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of Shares at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(ff) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(gg) “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, by a corporation acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

(hh) “Termination of Employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries of Affiliates, or, with respect to a service provider, ceasing to serve as such for the Company, except that with respect to all or any Awards held by a Participant (i) the Administrator may determine, subject to Section 6(d), that an approved leave of absence or approved employment on a less than full-time basis is not considered a “Termination of Employment,” (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “Termination of Employment,” (iii) service as a member of the Board or other service provider shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee and (iv) service as an employee or other service provider of the Company or a Subsidiary or Affiliate shall constitute continued employment with respect to Awards granted to a Participant while he or she served as a member of the Board. A Participant employed by, or performing services for, a Subsidiary or an Affiliate shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliate ceases to be such a Subsidiary or an Affiliate, as the case may be, and the Participant does not immediately thereafter become an employee, or service-provider for, the Company or another Subsidiary or Affiliate.

3. Eligibility

Any person who is a current or prospective officer or employee (within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual), including any director who is also an employee, in his or her capacity as such, of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. To the extent provided by Section 5(d), any Nonemployee Director shall be eligible for the grant of Awards hereunder as determined by the Administrator. In addition, any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4. Effective Date and Termination of Plan

This Plan was adopted by the Board as of February 14, 2007, and became effective on May 2, 2007 (the “Effective Date”) when it was approved by the Company’s stockholders. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the adoption of the Plan by the Board, by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company’s stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5. Shares Subject to the Plan and to Awards

(a) Aggregate Limits. The aggregate number of Shares issuable pursuant to all Awards shall not exceed 31,788,118; plus (i) any Shares that were authorized for issuance under the Prior Plan that, as of May 2, 2007, remained available for issuance under the Prior Plan (not including any Shares that were subject to, as of May 2, 2007, outstanding awards under the Prior Plan or any Shares that prior to May 2, 2007, were issued pursuant to awards granted under the Prior Plan that were settled or exercised); plus and (ii) any Shares that were subject to outstanding awards under the Prior Plan as of May 2, 2007 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares); plus (iii) any Shares that were subject to outstanding awards under the 2000 Executive Stock Option Plan as of May 2, 2007 that on or after such date cease for any reason to be subject to such awards as a result of their expiration and which are not thereafter subject to awards under the 2000 Executive Stock Option Plan; provided that any Shares granted under Options or Stock Appreciation Rights shall be counted against this limit on a one-for-one basis and any Shares granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two (2) Shares for every one (1) Share subject to such Award. The aggregate number of Shares available for grant under this Plan and the number of Shares subject to outstanding Awards shall be subject to adjustment as provided in Section 12(d). The Shares issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

(b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award. Notwithstanding the foregoing, Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (i) Shares that were subject to a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Stock Appreciation Right, (ii) Shares used to pay the exercise price of an Option, (iii) Shares delivered to or withheld by the Company to pay the withholding taxes related an Option or a Stock Appreciation Right, or (iv) Shares repurchased on the open market with the proceeds of an Option exercise. Shares subject to Awards that have been canceled, expired, forfeited or otherwise not issued under an Award and Shares subject to Awards settled in cash shall not count as Shares issued under this Plan.

(c) Tax Code Limits. The aggregate number of Shares subject to Options or Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 2,000,000, which number shall be calculated and adjusted pursuant to Section 12(d) only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code, but which number shall not count any tandem SARs (as defined in Section 7). The aggregate number of Shares granted as Awards other than Options or Stock Appreciation Rights that are intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code during any calendar year to any one Participant shall not exceed 500,000, which number shall be calculated and adjusted pursuant to Section 12(d) only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Section 162(m) of the Code. The aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under this Plan shall not exceed 1,000,000, which number shall be calculated and adjusted pursuant to Section 12(d) only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an Incentive Stock Option under Section 422 of the Code. The maximum amount payable pursuant to that portion of an Incentive Bonus granted in any calendar year to any Participant under this Plan that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed five million dollars ($5,000,000).

(d) Nonemployee Director Awards. The aggregate number of Shares subject to Options and Stock Appreciation Rights granted under this Plan during any calendar year to any one Nonemployee Director shall not exceed 30,000, and the aggregate number of Shares issued or issuable under all Awards granted under this Plan other than Options or Stock Appreciation Rights during any calendar year to any one Nonemployee Director shall not exceed 15,000; provided, however, that (A) in the term of service in which a Nonemployee Director first joins the Board of Directors, the maximum number of shares subject to Awards granted to such Nonemployee Director may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits (provided, further, that, in the event such Nonemployee Director first joins the Board of Directors in the position of Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to such Nonemployee Director may be up to three hundred percent (300%) of the number of shares set forth in the foregoing limits), and (B) in the annual term of the Board of Directors in which a Nonemployee Director is designated as independent Chairman of the Board of Directors or Lead Director, the maximum number of shares subject to Awards granted to such Nonemployee Director may be up to two hundred percent (200%) of the number of shares set forth in the foregoing limits. The foregoing limits shall not count any tandem SARs (as defined in Section 7).

(e) Substitute Awards. Substitute Awards shall not reduce the Shares authorized for issuance under the Plan or authorized for grant to a Participant in any calendar year. Additionally, in the event that a corporation acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for issuance under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees, directors or consultants of the Company or its Subsidiaries immediately before such acquisition or combination.

6. Options

(a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. No Participant shall have any rights as a stockholder with respect to any Shares subject to Option hereunder until said Shares have been issued, except that the Administrator may authorize dividend equivalent accruals with respect to such Shares. Each Option shall be evidenced by an Award Agreement. Such Award Agreements shall become effective upon execution by the Company and the Participant. If such an Award Agreement is not executed by the Participant and returned to the Company on or prior to 90 days after the date the Award Agreement is received by the Participant (or such earlier date as the Administrator may specify), such Option shall terminate unless the Administrator shall determine otherwise. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

(b) Price. The Administrator will establish the exercise price per Share under each Option, which, in no event will be less than the Fair Market Value of the Shares on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a substitute or replacement award for options held by optionees of the acquired entity may be less than 100% of the market price of the Shares on the date such Option is granted if such exercise price is based on a formula set forth in the terms of the options held by such optionees or in the terms of the agreement providing for such merger or other acquisition. The exercise price of any Option may be paid in Shares, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery of previously owned Shares and withholding of Shares otherwise deliverable upon exercise.

(c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including canceling previously awarded Options and regranting them with a lower exercise price).

(d) Provisions Applicable to Options. The date on which Options become exercisable shall be determined at the sole discretion of the Administrator and set forth in an Award Agreement. Unless provided otherwise in the applicable Award Agreement, to the extent that the Administrator determines that an approved leave of absence or employment on a less than full-time basis is not a Termination of Employment, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis.

(e) Term of Options and Termination of Employment: The Administrator shall establish the term of each Option, which in no case shall exceed a period of ten (10) years from the date of grant. Unless an Option earlier expires upon the expiration date established pursuant to the foregoing sentence, upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1) Death. Unless otherwise determined by the Administrator (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of death, any Option held by such Participant may thereafter be exercised, to the extent then exercisable, or on such accelerated basis as the Administrator may determine, for a period of five years (or such other period as the Administrator may specify in the Award Agreement) from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

(2) Disability. Unless otherwise determined by the Administrator (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of Disability, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for a period of five years (or such other period as the Administrator may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter; provided, however, that if the Participant dies within such period, any unexercised Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of at least 12 months from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

(3) Retirement. Unless otherwise determined by the Administrator (including under an Individual Agreement), if a Participant incurs a Termination of Employment by reason of Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Administrator may determine, for a period of five years (or such other period as the Administrator may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter; provided, however, that if the Participant dies within such period any unexercised Option held by such Participant shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of at least 12 months from the date of such death or until the expiration of the stated term of such Option, whichever period is the shorter.

(4) Involuntary Termination Not for Cause. Unless otherwise determined by the Administrator (including under an Individual Agreement), if a Participant incurs a Termination of Employment that is involuntary on the part of the Participant and not for Cause or a result of death, Disability or Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of 90 days (or such other period as the Administrator may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter.

(5) Other Reasons. Unless otherwise determined by the Administrator (including under an Individual Agreement): (A) if a Participant incurs a Termination of Employment for Cause, all Options held by such Participant shall thereupon terminate; (B) if a Participant incurs a Termination of Employment for any reason other than for Cause, death, Disability, Retirement or as provided in Section 6(e)(4), including a Termination of Employment that is voluntary on the part of the Participant and not involving Retirement, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Administrator may determine, for a period of 30 days

(or such other period as the Administrator may specify in the Award Agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Option, whichever period is the shorter. Notwithstanding any other provision of this Plan to the contrary, in the event that, during the 24-month period following a Change in Control, a Participant incurs a Termination of Employment (1) by the Company other than for Cause or (2) by reason of the Participant’s resignation for Good Reason, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Administrator may determine, for (x) the longer of (i) one year from such date of termination or (ii) such other period as may be provided in the Plan for such Termination of Employment or as the Administrator may provide in the Award Agreement or any Individual Agreement, or (y) until expiration of the stated term of such Option, whichever period is the shorter.

(f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an Incentive Stock Option: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Stockholder”), the exercise price of such Option must be at least 110 percent of the fair market value of the Shares on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, and (ii) Termination of Employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Nonqualified Stock Options) to the extent that either (a) the aggregate fair market value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (b) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of Employment (or such other period of time provided in Section 422 of the Code).

(g) Cashing Out of Option. On receipt of written notice of exercise, the Administrator may elect to cash out all or part of the portion of the Shares for which an Option is being exercised by paying the Participant an amount, in cash or Shares, equal to the excess of the per Share Fair Market Value of the Shares over the per Share exercise price of the Option times the number of Shares for which the Option is being exercised on the effective date of such cash-out.

(h) Change in Control Cash-Out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the “Exercise Period”), if the Administrator shall determine at the time of grant or thereafter, a Participant shall have the right, whether or not the Option is fully exercisable and in lieu of the payment of the exercise price for the Shares being purchased under the Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days of such election, in an amount equal to the amount by which the Change in Control Price per Share on the date of such election shall exceed the exercise price per Share under the Option multiplied by the number of Shares granted under the Option as to which the right granted under this Section 6(h) shall have been exercised.

7. Stock Appreciation Rights

Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Award may be granted at the same time such Award is granted or at any time thereafter before exercise or expiration of such Award. All freestanding SARs shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Award to which they relate. Subject to the provisions of Section 6 and the immediately preceding sentence, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in Shares, cash or a combination thereof, as determined by the Administrator and set forth in the applicable Award Agreement. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of Stock Appreciation Rights may not be reduced without stockholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8. Restricted Stock and Deferred Stock Units

(a) Restricted Stock and Deferred Stock Unit Awards. Restricted Stock and Deferred Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants as determined by the Administrator. Restricted Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Deferred Stock Units are Awards denominated in units of Shares under which the issuance of Shares is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Deferred Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Deferred Stock Unit will be equal to one Share and will entitle a Participant to either the issuance of Shares or payment of an amount of cash determined with reference to the value of Shares. To the extent determined by the Administrator, Deferred Stock Units may be satisfied or settled in Shares, cash or a combination thereof. Restricted Stock and Deferred Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Deferred Stock Units must contain and be subject to the terms and conditions set forth below.

(b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of Shares or Deferred Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Deferred Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Deferred Stock Units as may be determined from time to time by the Administrator, (v) the term of the performance period, if any, as to which performance will be measured for determining the number of such Shares or Deferred Stock Units, including, with respect to Deferred Stock Units, the duration of the Award Cycle, if any, and (vi) restrictions on the transferability of the Shares or Deferred Stock Units. Shares issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

(c) Vesting and Performance Criteria. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Deferred Stock Units will occur when and in such installments as the Administrator determines or under criteria the Administrator establishes, which may include Qualifying Performance Criteria. The grant, issuance, retention, vesting and/or settlement of Shares under any such Award that is based on performance criteria and level of achievement versus such criteria will be subject to a performance period of not less than one year, and the grant, issuance, retention, vesting and/or settlement of Shares under any Restricted Stock or Deferred Stock Unit Award that is based solely upon continued employment and/or the passage of time may not vest or be settled in full until the thirty-sixth month following the month in which the Award is granted, but may be subject to pro-rata vesting over such period, except that the Administrator may provide for the satisfaction and/or lapse of all conditions under any such Award in the event of the Participant’s death, Disability, Retirement, Termination of Employment by the Company without Cause or by the Participant for Good Reason, or in connection with a Change in Control, and the Administrator may provide that any such restriction or limitation will not apply in the case of a Restricted Stock or Deferred Stock Unit Award that is issued in payment or settlement of compensation that has been earned by the Participant. At the expiration of an applicable Award Cycle, the Administrator shall evaluate the Company’s performance in light of any performance goals for an Award of Deferred Stock Units, and shall determine the number of Deferred Stock Units granted to the Participant which have been earned, and the Administrator shall then cause to be delivered (A) a number of Shares equal to the number of Deferred Stock Units determined by the Administrator to have been earned, or (B) cash equal to the Fair Market Value of such number of Shares, or (C) a combination of cash and Shares equal to the Fair Market Value of the number of Deferred Stock Units determined by the Administrator to have been earned, as the Administrator shall elect. Notwithstanding anything in this Plan to the contrary, the performance criteria for any Restricted Stock or Deferred Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code will be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified when the Award is granted.

(d) Discretionary Adjustments and Limits. Subject to the limits imposed under Section 162(m) of the Code for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Award of Restricted Stock or Deferred Stock Units on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(e) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to Shares underlying Deferred Stock Units unless and until such Shares are reflected as issued and outstanding shares on the Company’s stock ledger.

(f) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those Shares, unless determined otherwise by the Administrator. The Administrator will determine whether any such dividends or distributions will be automatically reinvested in additional shares of Restricted Stock and subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed or whether such dividends or distributions will be paid in cash. Shares underlying Deferred Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator. Reinvestment of dividends in additional Restricted Stock and/or Deferred Stock Units at the time of any dividend payment shall only be permissible if sufficient Shares are available under Section 5(a) for such reinvestment (taking into account then outstanding Awards).

(g) Deferred Stock Units for Nonemployee Directors. Each Nonemployee Director shall receive an Award of not more than 15,000 Deferred Stock Units, as determined by the Board upon the recommendation of the Administrator, upon his or her first election or appointment to the Board, which Award (i) shall vest ratably over a period that expires in the thirty-sixth month following the month in which the Award is granted, except that the Award shall vest in full upon the Nonemployee Director’s Retirement, and (ii) shall be settled upon the first to occur of (A) the termination of the Nonemployee Director’s service as a member of the Board (including, without limitation, as a result of the director’s death or disability) other than as a result of removal for cause under applicable law or (B) the date chosen by the director at the time of the Award, which date must be a minimum of three years after the date of grant, or such longer minimum period as established by the Administrator. In addition, each Nonemployee Director other than the Nonemployee Director designated as independent Chairman of the Board of Directors or Lead Director (if applicable) shall receive an annual Award of not more than 15,000 Deferred Stock Units, and the Nonemployee Director designated as independent Chairman of the Board of Directors or Lead Director (if applicable) shall receive an annual Award of not more than two hundred percent of the number of Deferred Stock Units granted to the other Nonemployee Directors as their annual Deferred Stock Unit award, each as determined by the Board upon the recommendation of the Administrator, which Awards (i) shall vest ratably over the following three annual terms of the Nonemployee Director’s service on the Board, except that the Award shall vest in full upon the Nonemployee Director’s Retirement, and (ii) shall be settled upon the first to occur of (A) the termination of the Nonemployee Director’s service as a member of the Board (including, without limitation, as a result of the director’s death or disability) other than as a result of removal for cause under applicable law or (B) the date chosen by the director at the time of the Award, which date must be a minimum of three years after the date of grant, or such longer minimum period as established by the Administrator. Awards to Nonemployee Directors shall be made only in accordance with the foregoing terms, and, except as specifically provided in this Plan, neither the Administrator nor the Board shall have any authority or discretion with respect to such Awards.

9. Incentive Bonuses

(a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

(b) Incentive Bonus Document. The terms of any Incentive Bonus will be set forth in an Award Agreement. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.

(d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in Shares, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

(e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

(f) Tax Offset Bonuses. At the time an Award other than Options or Stock Appreciation Rights is made under this Plan or at any time thereafter, the Administrator may grant to the Participant receiving such Award the right to receive a cash payment in an amount specified by the Administrator, to be paid at such time or times (if ever) as the Award results in compensation income to the Participant, for the purpose of assisting the Participant to pay the resulting taxes, all as determined by the Administrator and on such other terms and conditions as the Administrator shall determine.

10. Deferral of Gains

The Administrator may, in an Award Agreement or otherwise, provide for the deferred delivery of Shares upon settlement, vesting or other events with respect to Restricted Stock or Deferred Stock Units, or in payment or satisfaction of an Incentive Bonus. Notwithstanding anything herein to the contrary, in no event will any deferral of the delivery of Shares or any other payment with respect to any Award be allowed if the Administrator determines, in its sole discretion, that the deferral would result in the imposition of the additional tax under Section 409A(a)(1)(B) of the Code.

11. Conditions and Restrictions Upon Securities Subject to Awards

The Administrator may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (iv) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

12. Change in Control; Adjustment of and Changes in the Stock

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, unless otherwise provided in an Award Agreement, in the event of a Change in Control:

(1) any Options and Stock Appreciation Rights outstanding as of the date such Change in Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested;

(2) the restrictions and deferral limitations applicable to any Restricted Stock outstanding as of the date such Change in Control shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable; and

(3) all Deferred Stock Units outstanding as of the date such Change in Control shall be considered to be earned and payable in full, and any deferral or other restrictions shall lapse and such Deferred Stock Units shall be settled in cash as promptly as is practicable following the Change in Control.

Notwithstanding the foregoing, in no event shall the treatment specified in this Section 12(a)(1), (2) and (3) apply with respect to an Award prior to the earliest to occur of (i) the date such amounts would have been distributed in the absence of the Change in Control, (ii) a Participant’s “separation from service” (as defined under Section 409A of the Code) with the Company (or six months thereafter for “specified employees” (as such term is defined under Section 409A of the Code)), (iii) the Participant’s death or “disability” (as defined in Section 409A(a)(2)(C) of the Code), or (iv) a “change in the ownership or effective control” of the Company or in the “ownership of a substantial portion of the assets” of the Company within the meanings ascribed to such terms in Treasury Department regulations issued under Section 409A of the Code, if and to the extent that the Administrator determines, in its sole discretion, that the effect of such treatment prior to the time specified in this Section 12(a)(i), (ii), (iii) or (iv) would be the imposition of the additional tax under Section 409A(a)(1)(B) of the Code on a Participant holding such Award.

(b) Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall mean the happening of any of the following events:

(1) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) resulting in such Person having beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) Any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (B) Any acquisition by the Company, (C) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (D) Any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 12(b); or

(2) A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 12(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the shares or assets of another entity (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock (or equity interests), and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or equivalent governing body, if applicable), as the case may be, of the entity resulting from such Corporate Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such entity resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock (or equity interests) of the entity resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors (or equivalent governing body, if applicable) except to the extent that such ownership existed prior to the Corporate Transaction, and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors (or equivalent governing body, if applicable) of the entity resulting from such Corporate Transaction; or

(4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

(c) Change in Control Price. For purposes of the Plan, “Change in Control Price” means the higher of (i) the highest reported sales price, regular way, of a Share in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per Share paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Shares on the date such Incentive Stock Option or Stock Appreciation Right is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board.

(d) Adjustments. The number and kind of Shares available for issuance under this Plan (including under any Awards then outstanding), and the number and kind of Shares subject to the individual limits set forth in Section 5 of this Plan, shall be equitably adjusted by the Administrator to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of Shares of the Company outstanding. Such adjustment may be designed to comply with Section 425 of the Code or, except as otherwise expressly provided in Section 5(c) of this Plan, may be designed to treat the Shares available under the Plan and subject to Awards as if they were all outstanding on the record date for such event or transaction or to increase the number of such Shares to reflect a deemed reinvestment in Shares of the amount distributed to the Company’s securityholders. The terms of any outstanding Award shall also be equitably adjusted by the Administrator as to price, number or kind of Shares subject to such Award and other terms to reflect the foregoing events, which adjustments need not be uniform as between different Awards or different types of Awards. In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, by reason of a Change in Control, other merger, consolidation or otherwise, then the Administrator shall determine the appropriate and equitable adjustment to be effected. No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12(d). In case of any such adjustment, the Shares subject to the Award shall be rounded down to the nearest whole share. The Company shall notify Participants holding Awards subject to any adjustments pursuant to this Section 12(d) of such adjustment, but (whether or not notice is given) such adjustment shall be effective and binding for all purposes of the Plan.

13. Qualifying Performance-Based Compensation

(a) General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of Shares to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify that an Award or a portion of an Award is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for such Award (other than Options or Stock Appreciation Rights) or portion of an Award (other than Options or Stock Appreciation Rights) that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of Shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: earnings per share, revenues, net profit after tax, gross profit, operating profit, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT), cash flow, asset quality, stock price performance, unit volume, return on equity, change in working capital, return on capital or shareholder return. To the extent consistent with Section 162(m) of the Code, the Administrator (A) shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to eliminate the effects of charges for restructurings, amortization of acquisition-related intangible assets, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or related to the disposal of a segment of a business or related to a change in accounting principle all as determined in accordance with standards established by opinion No. 30 of the Accounting Principles Board (APA Opinion No. 30) or other applicable or successor accounting provisions, as well as the cumulative effect of accounting changes, in each case as determined in accordance with generally accepted accounting principles or identified in the Company’s financial statements, notes to the financial statements and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (B) may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law or other such laws, provisions or assumptions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) accruals of any amounts for payment under this Plan or any other compensation arrangement maintained by the Company and (vi) amortization of acquisition-related intangible assets.

14. Transferability

Each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime. Notwithstanding the foregoing, to the extent permitted by the Administrator in the case of a Nonqualified Stock Option or Stock Appreciation Right granted to a Nonemployee Director or member of the Company’s Executive Committee, the person to whom an Award is initially granted (the “Grantee”) may transfer an Award to any “family member” of the Grantee (as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the Securities Act of 1933, as amended (“Form S-8”)), to trusts solely for the benefit of such family members and to partnerships in which such family members and/or trusts are the only partners; provided that, (i) as a condition thereof, the transferor and the transferee must execute a written agreement containing such terms as specified by the Administrator, and (ii) the transfer is pursuant to a gift or a domestic relations order to the extent permitted under the General Instructions to Form S-8.

Except to the extent specified otherwise in the agreement the Administrator provides for the Grantee and transferee to execute, all vesting, exercisability and forfeiture provisions that are conditioned on the Grantee’s continued employment or service shall continue to be determined with reference to the Grantee’s employment or service (and not to the status of the transferee) after any transfer of an Award pursuant to this Section 14, and the responsibility to pay any taxes in connection with an Award shall remain with the Grantee notwithstanding any transfer other than by will or intestate succession.

15. Suspension or Termination of Awards

Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or the Board may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive Shares in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty, violation of Company ethics policy or code of conduct, or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, incurs a Termination of Employment for Early Retirement and subsequently engages in full-time employment, solicits any employee or service provider to leave the employ or cease providing services to the Company or any Subsidiary, breaches any intellectual property or assignment of inventions covenant, engages in any conduct constituting unfair competition, breaches any non-competition agreement or engages in any activity in competition with the business of the Company or any Subsidiary or Affiliate, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary or to cease doing business with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “Act of Misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option or Stock Appreciation Right whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested Shares previously issued under the Plan, and/or following the exercise or payment of an Award within a period specified by the Administrator, to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or its designee or an opportunity to submit written comments, documents, information and arguments to be considered by the Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 23 of the Plan.

16. Compliance with Laws and Regulations

This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations, stock exchange rules and regulations, and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any Shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. No Option shall be exercisable and no Shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the Shares underlying such Option is effective and current or the Company has determined that such registration is unnecessary.

In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17. Withholding

To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of Shares issued under an Incentive Stock Option, the vesting of or settlement of an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue Shares, make any payment or to recognize the transfer or disposition of Shares until such obligations are satisfied. The Administrator may provide for or permit these obligations to be satisfied through the mandatory or elective sale of Shares and/or by having the Company withhold a portion of the Shares that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering Shares previously acquired.

18. Administration of the Plan

(a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board or, in the absence of a Compensation Committee, the Board itself. Any power of the Administrator may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Section 162(m) of the Code. To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution or written policy authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution or policy so authorizing such officer or officers shall specify that the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority shall not exceed the annual allotment of shares approved by the Compensation Committee, and any such Award shall be subject to the form of Award Agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

(b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (vii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

(c) Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

(d) Correction of Defects, Omissions, and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan and the related Award.

(e) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject Shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the Shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

(f) Foreign Employees. In the event an Award is granted to a Participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligations with respect to tax equalization for Participants on assignments outside their home country.

19. Amendment of the Plan or Awards

The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12(d), no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of Shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements; or

(g) increase the individual maximum limits in Sections 5(c) and (d).

No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any Change in Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20. No Liability of Company

The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21. Non-Exclusivity of Plan

Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan or an arrangement not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

22. Governing Law

This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23. No Right to Employment, Reelection or Continued Service

Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor shall this Plan or an Award itself confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates. Subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

24. Unfunded Plan

The Plan is intended to be an unfunded plan. Participants are and shall at all times be general creditors of the Company with respect to their Awards. If the Administrator or the Company chooses to set aside funds in a trust or otherwise for the payment of Awards under the Plan, such funds shall at all times be subject to the claims of the creditors of the Company in the event of its bankruptcy or insolvency.

25. Inclusion of Awards as Part of Mandatory Holdings

The Board or the Compensation Committee may establish policies or make such provisions as either deems necessary or appropriate relating to Awards or portions thereof that may be included as part of a Participant’s holdings for purposes of any stock ownership requirements implemented from time to time.